                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 MANGOSOFT, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                MANGOSOFT, INC.
                        1500 West Park Drive, Suite 190
                       Westborough, Massachusetts 01581

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

   The Annual Meeting of Stockholders of MangoSoft, Inc., a Nevada corporation (the "Company"), will be held on Friday, May 17, 2002 at 10:00 A.M., local time, at the Company's principal executive offices located at Suite 190, 1500 West Park Drive, Westborough, Massachusetts 01581 for the following purposes:

    1. To elect six directors to serve one-year terms and until their successors are duly elected and qualified.

    2. To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ended December 31, 2002.

    3. To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company's Preferred Stock from 5,000,000 to 15,000,000.

    4. To transact any such other business as may properly come before the Annual Meeting or at any adjournment thereof.

   The Board of Directors has fixed the close of business on Monday, April 15, 2002 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

   A proxy and return envelope are enclosed for your convenience.

                                          By order of the Board of Directors

                                          Robert E. Parsons
                                          Vice President, Chief Financial
                                            Officer and Secretary
                                          Westborough, Massachusetts
                                          April 15, 2002

   Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

                                MANGOSOFT, INC.
                        1500 West Park Drive, Suite 190
                       Westborough, Massachusetts 01581

                                PROXY STATEMENT

   This Proxy Statement is furnished to the stockholders of MangoSoft, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 17, 2002, and at any adjournment thereof.

   Only stockholders of record at the close of business on April 15, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, the Company had outstanding approximately 27,352,033 shares of common stock, par value $0.001 per share (the "Common Stock"), which are the only securities of the Company entitled to vote at the Annual Meeting.

   A copy of the notice of meeting accompanies this Proxy Statement. An Annual Report to Stockholders, containing the audited, consolidated financial statements for the fiscal year ended December 31, 2001, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 17, 2002.

  Voting

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. The Board of Directors does not know of any matter that is expected to be presented for consideration at the Annual Meeting other than the election of Directors, the ratification of the appointment of the independent certified public accountants of the Company for the current fiscal year and to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Preferred Stock. However if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

   All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote FOR the nominees for election as Directors of the Company listed herein, FOR the ratification of the appointment of Deloitte & Touche as the Company's independent certified public accountants for the fiscal year ending December 31, 2002 and FOR the amendment to the Articles of Incorporation to increase the number of authorized shares of Preferred Stock.

   One-third of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not treated as a vote cast on any matter. As long as a quorum is present in person or by proxy at the Annual Meeting, the Directors shall be elected by a plurality of the votes cast at the Annual Meeting, and Director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of Directors to be elected) will be elected. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of independent public accountants. The affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock from 5,000,000 to 15,000,000.

  Revocability of Proxies

   Stockholders who execute proxies may revoke them by giving written notice to the Chief Financial Officer of the Company at any time before such proxies are voted. Attendance at the Annual Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Annual Meeting at any time prior to the voting of the proxy.

  Solicitation

   The Company will bear the costs of the Annual Meeting and the costs of soliciting proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, regular employees and agents of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth certain information as of February 1, 2002 with respect to beneficial ownership of the Common Stock by (i) each person known to own beneficially more than 5% of the outstanding Common Stock; (ii) each Director and Named Executive Officer; and (iii) all Directors and Named Executive Officers as a group. The percentages in the last column are based on 27,002,033 shares of Common Stock outstanding on February 1, 2002. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For the purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or any other purpose.

                                      Number of Shares of Percent of Outstanding
Beneficial owners:                    Common Stock Owned    Common Stock Owned
------------------                    ------------------- ----------------------
Jay Zises(1).........................      3,017,141              11.2 %
 767 3rd Avenue, 16th Floor
 New York, NY 10017
Directors and officers:
 Selig Zises(2)(3)...................      3,026,612               11.2
 Dale Vincent(3)(4)..................      1,030,135                3.8
 Dr. Donald A. Gaubatz(3)(4).........        165,624                  *
 Dr. Ira Goldstein(3)(4).............        250,000                  *
 Scott H. Davis(3)(4)................        250,000                  *
 Paul C. O'Brien(3)(4)...............        225,000                  *
 Robert E. Parsons(3)(4).............        160,000                  *
 Dr. Nick Tredennick(3)(4)...........        104,721                  *
 Tony Coelho(3)(4)...................         50,000                  *
                                           ---------
All Directors and officers as a group      5,262,092              19.5 %

--------
*  Less than one percent.
(1) Total shares of Common Stock beneficially owned by Jay Zises, the brother of Selig Zises, include the following: 129,676 shares owned by Jay Zises; 2,824,307 shares owned by Delaware Guarantee & Trust TTEE FBO Jay Zises IRA (a self-directed IRA); 40,478 shares owned by Jay and Nancy Zises JTWROS; 18,930 shares owned by Nancy Zises as custodian for Meryl Shane Zises; and 3,750 shares owned by Jay Zises as trustee for Justin Zises. Nancy Zises is the wife of Jay Zises. Meryl Shane Zises and Justin Zises are children of Jay Zises. Other than the Zises family relationships referenced in this table and the related footnotes, there are no affiliations between Jay Zises and any other persons or entities identified in such table or footnotes.
(2) Total shares of Common Stock beneficially owned by Selig Zises include the following: 2,794,526 shares owned by Selig Zises; 113,287 shares owned by Guarantee & Trust Co. TTEE FBO Selig Zises R-IRA DTD 5-20-96 (a self-directed IRA); and 118,799 shares owned by his daughter Lynn Zises. Selig Zises is the brother of Jay Zises, both of whom are principal stockholders of the MangoSoft. Other than the Zises family relationships references in this table and the related footnotes, there are no affiliations between Selig Zises and any other persons or entities identified in such table or footnotes.
(3) Address is c/o MangoSoft, Inc., 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581.
(4) Includes shares of Common Stock with Directors and Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of December 31, 2001, as follows: Dale Vincent, 1,000,000; Dr. Donald
    A. Gaubatz, 165,624; Scott H. Davis, 243,600; Paul C. O'Brien, 200,000; Dr. Ira Goldstein, 200,000; Robert E. Parsons, 160,000; Dr. Nick Tredennick, 100,000; and Tony Coelho, 50,000.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   At the Annual Meeting, six Directors are to be elected, each to hold office (subject to the Company's By-Laws) until the next annual meeting and until his successor has been elected and qualified, or until death, resignation or removal of such Director. The Company's By-laws provide that the Board of Directors shall consist of not less than one or such other number as may be determined from time to time by the Board of Directors of the Company at a duly held meeting thereof. The Board of Directors has currently fixed the number of Directors at eight. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting.

   Biographical summaries and ages of the Named Executive Officers of the Company and the individuals nominated by the Board of Directors for re-election as Directors at the Annual Meeting are set forth below:

    Name               Age Position(s)
    ----               --- -----------
    Dale Vincent...... 56  Director, President and Chief Executive Officer
    Paul C. O'Brien(1) 62  Director and Non-Executive Chairman
    Tony Coelho(1).... 58  Director
    Ira Goldstein..... 53  Director
    Nick Tredennick... 55  Director
    Selig Zises....... 59  Director
    Donald A. Gaubatz. 57  Senior Vice President and Chief Operating Officer
    Scott H. Davis.... 44  Vice President and Chief Technology Officer
    Robert E. Parsons. 51  Vice President and Chief Financial Officer

--------
(1) Member of the Audit and Compensation Committees

   Dale Vincent was appointed President, Chief Executive Officer and elected a Director following the merger of MangoSoft Corporation with a wholly owned subsidiary of First American Clock Co. (the predecessor name of the Company) in September 1999 (the "Merger"). Previously, he served as the Chief Executive Officer of MangoSoft Corporation since May 1999, as its Chief Financial Officer from September 1998 to May 1999, and as a Director of MangoSoft Corporation since July 1995. Mr. Vincent has over 25 years of senior financial and business management experience, with the last 10 years developing and funding companies in the software industry.

   Paul C. O'Brien was elected a Director and Non-Executive Chairman following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from June 1999 to September 1999. Mr.

O'Brien has over 30 years experience in the telecommunications industry. He has been the President of Pan-Asia Development, an investment firm concentrating on Asian ventures, since 1995. In December 1994, Mr. O'Brien founded The O'Brien Group, Inc., a telecommunications investment and consulting firm that provides pro bono consulting services for a wide variety of non-profit organizations concentrating on fund-raising and public policy issues. Prior to founding his firm, he was employed by New England Telephone where he was appointed President and Chief Executive Officer in 1988 and Chairman of the Board or Directors in 1993. Mr. O'Brien serves as a Director of NETOPTIK and Renaissance Worldwide, and is non-executive Chairman of the Board of Directors of View Tech and Cambridge Neuroscience. He is also a Director of several private companies.

   Tony Coelho was elected a Director in February 2001. Previously, Mr. Coelho served as a United States Congressman from 1978 to 1989. He has been the Chairman of the President's Committee on Employment of People with Disabilities since his appointment in 1994 by President Clinton and was appointed as Vice Chair of the National Task Force on Employment of Adults with Disabilities in 1998. Mr. Coelho currently serves as a Director of the Epilepsy Foundation of America, the National Organization on Disability, the National Rehabilitation Hospital and VSA (formerly Very Special Arts).

   Dr. Ira Goldstein was elected a Director following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from June 1999 to September 1999. Dr. Goldstein has been the Chief Scientist at the LaserJet Imaging Division of Hewlett-Packard Company ("HP") for the past three years. Prior to his current position, he served HP as Chief Technology Officer for two years. Previously, he managed a research center at HP Laboratories and various product divisions in the areas of software development, networking, imaging and security.

   Dr. Nick Tredennick was elected a Director in February 2000. He previously served on the MangoSoft Corporation Board of Advisors since the Merger. Dr. Tredennick has served as President of Tredennick, Inc., a technical consulting company, since 1989. He served as Chief Scientist for Altera and currently serves as Chief Scientist for QucikSilver Technology. Dr. Tredennick holds nine patents in microprocessor logic design and reconfigurable computing. Dr. Tredennick was named a Fellow of the IEEE for his contributions in microprocessor design and recently was nominated as an IEEE representative to the Engineering Accreditation Commission. Dr. Tredennick is on the Board of Directors of OpenReach.

   Selig Zises was elected a Director following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from July 1995 to September 1999. Mr. Zises has served as a Managing Director and Treasurer of ACAP, Inc., the general partner of Associated Capital L.P. since April 1990. In this capacity, he consults with Associated Capital L.P. with respect to its trading and investment activities. He was a co-founder of Integrated Resources, Inc. and served as its Chairman and Chief Executive Officer from 1969 through early 1989. Mr. Zises is the Chairman of the Board of Associated Venture Management, a venture capital and merchant-banking firm.

   Dr. Donald A. Gaubatz was appointed Senior Vice President and Chief Operating Officer in January 2000. He previously served on the Board of Advisors since the Merger. Previously, Mr. Gaubatz was an independent investor and consultant, working with development stage companies in the fields of video, optical and wireless networking. From 1978 to 1994, Mr. Gaubatz held numerous positions at Digital Equipment Corporation.

   Scott H. Davis was appointed Vice President and Chief Technology Officer following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity since October 1998. From September 1995 through September 1998, he served MangoSoft Corporation as the Director of Software Development. Prior to joining MangoSoft Corporation in September 1995, Mr. Davis was employed at Digital Equipment Corporation where he held a variety of engineering and management positions over a 16-year period.

   Robert E. Parsons was appointed Vice President and Chief Financial Officer following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity since August 1999. From

1992 through August 1999, he was employed by Advanced Modular Solutions, Inc., a privately held technology company that develops networked client/server computing systems, high availability/fault tolerant computing systems, network attached storage systems and fully-integrated streaming video solutions. He served Advanced Modular Solutions, Inc. as its Chief Financial Officer from 1997 to August 1999, as Director of Manufacturing during 1996 and 1997, and as Controller from 1992 to 1996.

  Transactions with Management and Others

   In September 1998, MangoSoft Corporation established a consulting relationship with Dale Vincent, a Director, to serve as its interim Vice President and Chief Financial Officer. The consulting relationship continued when Mr. Vincent became President and Chief Executive Officer of MangoSoft Corporation. For his services, the Company compensated Mr. Vincent through his company, RCG, in the amount of $12,500 per month. These payments were made through December 31, 1999 in lieu of salary paid to Mr. Vincent. Mr. Vincent was paid a total of $150,000 in 1999. The Company believes that the fees paid to RCG for Mr. Vincent's services during 1999 were on terms as favorable as those available from non-affiliated persons.

   In December 1999, the Company issued to Selig Zises an 8% unsecured demand note for $200,000 principal amount, which was senior to all its obligations. On March 28, 2000, the Company repaid the $232,500 principal, including $32,500 outstanding from earlier in the year, plus related accrued interest owed to Selig and Jay Zises. The Company believes the terms of its borrowing arrangements with Selig and Jay Zises were on terms as favorable as those available from non-affiliated persons.

   During 2001 and 2000, Dr. Ira Goldstein provided the Company with part-time technical consulting. For these services, Dr. Goldstein was reimbursed on a per-diem basis. The Company paid Dr. Goldstein $108,000 and $126,000 for the technical consulting services he provided in 2001 and 2000, respectively. The Company believes that the fees paid to Dr. Goldstein for his technical consulting services during 2001 were on terms as favorable as those available from non-affiliated persons.

  Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act, as amended, and the rules thereunder require the Company's Directors and officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Company's personnel generally prepare these reports on the basis of information obtained from each Director and officer, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all reports filed. To the best of its knowledge, all reports required by Section 16(a) of the Exchange Act to be filed by the Company's Directors, officers and 10% or greater stockholders during its fiscal year ended December 31, 2001 were filed on time except that (i) two Form 4's were not timely filed for Jay Zises for May 2001 covering two bona fide gifts of Common Stock and October 2001 covering one purchase of Common Stock; and (ii) one Form 4 was not timely filed for Selig Zises for September 2001 covering six purchases of the Common Stock. Form 4's for these transactions have been filed with the Commission.

  Meetings of the Board of Directors

   During fiscal year 2001, the Board of Directors held six (6) meetings and took action by unanimous written consent on five (5) occasions. The Company does not have a nominating committee. The Audit Committee of the Board of Directors held four (4) meetings and the Compensation Committee held one (1) meeting.

   In fiscal 2001, all of the Company's Directors attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors for which he was a member.

  Board of Directors Resignations

   In January 2001, the Board of Directors accepted the resignation of Craig D. Goldman as Director and Non-Executive Co-Chairman of the Board of Directors. Mr. Goldman served in this capacity since June 1999.

   In March 2001, the Board of Directors accepted the resignation of Joseph Robinson as Director of the Board of Directors. Mr. Robinson served in this capacity since June 2000.

  Committees of the Board of Directors

   The Board of Directors has an Audit Committee (the "Audit Committee") consisting entirely of independent Directors within the meaning of Nasdaq Market Place Rule 4200(a)(15), the current members of which are Paul C. O'Brien and Tony Coelho. In 2001, the Board of Directors ratified its Charter of the Audit Committee originally adopted in 2000.

   The Audit Committee's primary duties and responsibilities under this Charter are as follows:

  . serve as an independent and objective party to monitor the Company's financial reporting processes and internal control systems;

  . review and appraise the audit efforts of the Company's independent auditors; and

  . provide an open avenue of communication among the Company's independent auditors, financial and senior management and the Board of Directors.

   The Board of Directors has a Compensation Committee (the "Compensation Committee"), the current members of which are Paul C. O'Brien and Tony Coelho. The Compensation Committee has authority to interpret the provisions and supervise the administration of the 1999 Incentive Compensation Plan, as amended and restated, and to grant stock options outside of such plan and the authority to review all matters relating to the personnel of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors recommends that you vote FOR its proposal to elect of each of the nominees for Director.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information concerning the total compensation the Company paid to its chief executive officer and the three other executive officers that were serving as executive officers at the end of 2001 and earned in excess of $100,000 during 2001. These four persons are hereinafter referred to collectively as the "Named Executive Officers."

                                 Annual Compensation     Long Term Compensation
                                 ------------------- -------------------------------
                                                     Restricted  Securities           All
                                                       Stock       Under      LTIP   Other
Name and Principal Position Year   Salary    Bonus     Awards   Options/SARs Payouts Comp.
--------------------------- ----   ------    -----     ------   ------------ ------- -----
 Dale Vincent(1)........... 2001 $201,923        --      --             --     --     --
 President and Chief        2000  171,635        --      --        600,000     --     --
 Executive Officer          1999  150,000        --      --        400,000     --     --

 Donald A. Gaubatz(2)(3)... 2001  179,231        --      --             --     --     --
 Senior Vice President and  2000  140,096        --      --        225,000     --     --
 Chief Operating Officer    1999       --        --      --         25,000     --     --

 Scott H. Davis............ 2001  136,400        --      --             --     --     --
 Vice President and Chief   2000  135,200   $19,000      --             --     --     --
 Technology Officer         1999  128,000    19,000      --        250,000     --     --

 Robert E. Parsons......... 2001  139,019        --      --             --     --     --
 Vice President and Chief   2000  119,615        --      --             --     --     --
 Financial Officer          1999   43,265    25,000      --        160,000     --     --

--------
(1) In September 1998, MangoSoft Corporation negotiated an agreement with Mr. Vincent and his company RCG Real Estate ("RCG") under which Mr. Vincent served MangoSoft Corporation as its Chief Financial Officer, in consideration of which MangoSoft Corporation paid RCG $12,500 per month. In May 1999, Mr. Vincent was named the President and Chief Executive Officer of MangoSoft Corporation. Mr. Vincent continued to be compensated under the terms of the agreement with RCG through December 1999. On January 1, 2000, Mr. Vincent became an employee of the Company and the agreement with RCG was terminated. The Company believes the fees paid to AVM and RCG for Mr. Vincent's services during the respective periods were on terms as favorable as those available from non-affiliated persons.
(2) The 2000 salary amount reflects a partial year. Dr. Gaubatz began employment in January 2000.
(3) Dr. Gaubatz received the option to purchase 25,000 shares of Common Stock in his capacity as a member of the Company's Board of Advisors in 1999.

   The following tables set forth information concerning grants of stock options to and exercises of stock options by Directors and Named Executive Officers during 2001, and the number and value of unexercised options held by each of them at December 31, 2001. The value of the unexercised in-the-money options is based on the average bid and ask price of the Common Stock on the OTCBB on December 31, 2001. There is a limited market for the Common Stock and, accordingly, such valuation may not necessarily reflect the actual market value of the outstanding options.

                   Options / SAR Grants in Last Fiscal Year

   There were no individual grants of stock options made to any Named Executive Officer in 2001.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                      Number of Securities      Value of Unexercised
                                     Underlying Unexercised     In-The-Money Options/
                                     Options/SARs at FY-end        SARs at FY-end
                                    ------------------------- -------------------------
                   Shares
                  Acquired
                     on     Value
     Name         Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
     ----         -------- -------- ----------- ------------- ----------- -------------
Dale Vincent.....    --       --     1,000,000          --        $--          $--
Donald A. Gaubatz    --       --       123,437     126,563         --           --
Scott H. Davis...    --       --       243,600          --         --           --
Robert E. Parsons    --       --       160,000          --         --           --

  Compensation of Directors

   With the exception to Dr. Goldstein, who was paid $108,000 in 2001 for technical consulting services he rendered to the Company, outside Directors are compensated for their services in the form of stock option grants. No cash compensation is paid to the Directors for their services. The following table sets forth the options granted to each outside Director in 2001:

                                                        Potential Realizable Value At Assumed
                                                             Annual Rates Of Stock Price
                                                            Appreciation For Option Term
                                                        -------------------------------------
              Number of
              Securities   Percent of Total
              Underlying     Options/SARs
               Options/       Granted to       Exercise
                 SARs        Employees and     of Base  Expiration
   Name        Granted   Others in Fiscal Year  Price      Date            5%         10%
   ----       ---------- --------------------- -------- ----------       -------    -------
Tony Coelho..  200,000           22.0%          $2.50    2/28/11       $25,000     $50,000
Ira Goldstein  100,000           11.0            2.50    2/28/11        12,500      25,000

  Employment Agreements

   The Company does not have employment contracts with any of its Named Executive Officers.

  Report on Repricing of Options/SARs

   On April 2, 2001, MangoSoft's Board of Directors resolved to reprice options to purchase the Common Stock that were originally issued between October 1999 and December 2000 having exercise prices ranging from $1.88 to $5.00 per share. The exercise price for these options was reduced to $1.03 per share, the closing market value of the Common Stock as of the repricing date.

                               Number        Market Price Exercise                Length of
                            of Securities    of Stock at  Price at    New      Original Option
                         Underlying Options/   Time of     Time of  Exercise    Term Remaining
     Name          Date     SARs Repriced     Repricing   Repricing  Price   at Date of Repricing
     ----         ------ ------------------- ------------ --------- -------- --------------------
Dale Vincent..... 4/2/01       600,000          $1.03       $4.00    $1.03        8.9 years
Donald A. Gaubatz 4/2/01       225,000           1.03        4.00     1.03        8.8 years
Ira Goldstein.... 4/2/01        25,000           1.03        5.00     1.03        9.0 years

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is committed to aligning the compensation the Company pays to its executives and non-executives with the Company's business objectives and performance. The Board of Directors believes that the Company's ability to attract, retain and reward its personnel is, in part, dependent on the compensation it pays in the form of salaries, bonuses and stock option grants.

   The Company regularly compares the compensation it provides to its employees with that of similar technology companies based in Massachusetts, as published in regional salary surveys. An employee's compensation is also dependent on his or her individual performance, corporate performance and performance relative to the Company's competitors. The Company does not have a formal bonus plan, however, the Company may make discretionary bonus payments.

   The Company recognizes that a stock incentive program is necessary to complete a competitive compensation package. The Board of Directors must approve all stock option grants. The Company's 1999 Incentive Compensation Plan, as amended and restated, provides for stock option grants to employees and Directors. Individual employee stock option grants generally vest over extended periods of time, thereby encouraging employees to remain employed by the Company. In addition to being a retention device, extended vesting encourages employees to maintain a long-term perspective.

   In 2001, the Company emerged from the development stage when it began making commercial sales of its Mangomind/SM/ service and Cachelink(TM) product. Prior to this, the Company was considered a development stage company. As a development stage company, the Company's principal focus was on research and new product development. Accordingly, the Company measured its performance in terms of product development, quality of software code and the timely release of new software versions. In the future, the Company expects that it will continue measuring itself in these terms in addition to parameters such as revenues and overall profitability.

   Dale Vincent has served as President, Chief Executive Officer and Director of the Company since May 1999. Mr. Vincent's 2001 compensation was determined using the principals described above and the Compensation Committee believes that the total compensation paid to Mr. Vincent for 2001 was fair to him, the Company and its stockholders.

                                          Members of the Compensation Committee

                                          Paul C. O'Brien
                                          Tony Coelho

                            STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq Stock Market Index and the Merrill Lynch Internet HOLDR Index. The period shown commences on September 7, 1999, the Company's first trading day on the Over-The-Counter Bulletin Board Market and ends on December 31, 2001, the end of the Company's last fiscal year. The graph assumes an investment of $100 on September 7, 1999 and the reinvestment of any dividends.

   The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.

Comparison of 40 Month Cumulative Total Return Among MangoSoft, Inc., The Nasdaq Stock Market Index and the Merrill Lynch Internet HOLDRS Index

                                    [CHART]

              MNGX     Merrill Lynch Internet HOLDRS     Nasdaq Composite
9/7/1999      100      100                               100
12/31/1999    108      166                               143
12/31/2000     13       38                                87
12/31/2001      7       35                                69

                                     9/7/1999 12/31/1999 12/31/2000 12/31/2001
                                     -------- ---------- ---------- ----------
  MNGX..............................   100       108         13          7
  Merrill Lynch Internet HOLDR Index   100       166         38         35
  Nasdaq Stock Market Index.........   100       143         87         69

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management and has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent public accountant the independent accountant's independence.

   Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          Paul C. O'Brien
                                          Tony Coelho

       PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the fiscal year ended December 31, 2002. The affirmative vote of at least a majority of the outstanding shares of Common Stock present at the Annual Meeting that are entitled to vote is required for the ratification of the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 2002. As a result of Deloitte & Touche's knowledge of the Company's operations, and reputation in the auditing field, the Board of Directors is convinced that Deloitte & Touche has the necessary personnel, professional qualifications and independence to act as the Company's auditors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

  Audit Fees

   The audit fees billed by Deloitte and Touche for its audit of the Company's 2001 consolidated financial statements and its reviews of the Company's 2001 unaudited condensed consolidated quarterly financial statements were approximately $54,000.

  All Other Fees

   In 2001, Deloitte & Touche billed the Company approximately $16,000 in professional services in the areas of tax compliance, employee benefits and attest services related to filings with the Securities and Exchange Commission. The Audit Committee does not believe that the other fees billed by Deloitte & Touche in 2001 impair its independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors unanimously recommends a vote FOR the adoption of this proposal.

           PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE ARTICLES
             OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                           SHARES OF PREFERRED STOCK

   By unanimous written consent dated April 3, 2002, the Board of Directors adopted a resolution approving, and requesting that the stockholders authorize, an amendment to the Articles of Incorporation that would increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 15,000,000 shares. The Board of Directors determined that this amendment is advisable and in the best interests of the Company and its stockholders and directed that it be submitted for approval of the stockholders at the Annual Meeting. The Board reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to determine not to proceed with this proposed increase in the authorized Preferred Stock if, at any time prior to the filing of the proposed amendment with the Secretary of State of the State of Nevada, the Board of Directors, in its sole discretion, determines that the increase in the authorized Preferred Stock is no longer in the best interest of the Company and its stockholders.

   If this proposal is approved, the section of Article IV of the Articles of Incorporation entitled "Preferred" will be amended and restated in its entirety to read as follows:

   Preferred. The Corporation shall be authorized to issue 15,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

   The objective of the increase in the authorized number of shares of Preferred Stock is to ensure that the Company has a sufficient number of shares authorized for future issuances. As of December 31, 2001, the Company had no shares of Preferred stock issued or outstanding. The Board of Directors believes that the increase is prudent in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, to acquire or invest in complementary businesses or to obtain the right to market complementary products.

   If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of Preferred Stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law. The issuance of additional shares of Preferred Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such shares, could result in dilution to the Company's current stockholders.

   If this proposed amendment to Article IV of the Articles of Incorporation is not authorized by the stockholders, the number of authorized shares of Preferred Stock will not increase. If this amendment is authorized, the Company will file a certificate with the Nevada Secretary of State in the form of a Certificate of Amendment of the Articles of Incorporation of the Company, attached to this proxy statement as Exhibit A, as soon as is reasonably practical after the Annual Meeting, reflecting the changes resulting from the amendment and to become effective on the filing thereof.

Required Vote

   The affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve this proposal. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by December 16, 2002 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws. Stockholder proposals intended to be presented at the next annual meeting of stockholders but submitted outside the processes of Rule 14a-8 under Securities Exchange Act of 1934 (i.e., a proposal which is not submitted for inclusion in the Company's proxy statement) must be received by the Company at its principal executive offices by March 1, 2003 to be considered timely under the Securities and Exchange Commission's proxy rules.

                                 OTHER MATTERS

   The Board of Directors does not know of any matters to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                                MANGOSOFT, INC.

   The undersigned corporation, in order to amend its Articles of Incorporation, hereby certifies as follows:

   FIRST:  The name of the corporation is MangoSoft, Inc. (the "Corporation").

   SECOND: The Corporation hereby amends its Articles of Incorporation as follows:

   The section of Article IV of the Articles of Incorporation of the Corporation entitled "Preferred Stock," relating to the total number of shares of Preferred Stock for which the Corporation shall have the authority to issue, is hereby amended and restated in its entirety and, as so amended and restated, shall read as follows:

   Preferred. The Corporation shall be authorized to issue 15,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

   THIRD:  The amendment effected hereby was duly adopted in accordance with
Section 78.390 of the Nevada General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed as of the 17th day of May, 2002, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                               MANGOSOFT, INC.

                                               By: -----------------------------
                                               Print name:
                                               Title:

PROXY
                                MANGOSOFT, INC.
   The undersigned hereby appoints Dale Vincent and Robert E. Parsons, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of MangoSoft, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices at 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581 on Friday, May 17, 2002, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3
1. ELECTION OF DIRECTORS

  [_] FOR all nominees listed below        [_] WITHHOLD AUTHORITY
      (except as marked to the contrary)       to vote for all nominees listed

   Dale Vincent, Paul C. O'Brien, Tony Coelho, Dr. Ira Goldstein, Selig Zises,
                            and Dr. Nick Tredinnick
   Instruction: To withhold authority to vote for any individual, write that nominee's name on the space provided below:

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002
                       [_] FOR  [_] AGAINST [_] ABSTAIN
3. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK
                       [_] FOR  [_] AGAINST [_] ABSTAIN
4. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

              [_] I will attend the     [_] I will not attend the
              meeting                   meeting
                                        Dated:
                                        By: _....................

                                        Print name: _____________

                                        By: _....................

                                        Print name: ___________
                                        Note: Please sign exactly
                                        as names appear on this
                                        proxy. Where shares are
                                        held by joint tenants,
                                        both should sign. If
                                        signing as attorney,
                                        executor, administrator,
                                        trustee or guardian,
                                        please give full title as
                                        such. If a corporation,
                                        please sign in full
                                        corporate name by
                                        president or other
                                        authorized person. If a
                                        partnership, please sign
                                        in partnership name by an
                                        authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.